SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 14, 2013

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 14, 2013, Otter Tail Power Company, a Minnesota corporation (“OTP”) and wholly owned subsidiary of Otter Tail Corporation (“OTC”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Purchasers named therein, pursuant to which OTP has agreed to issue to the Purchasers, in a private placement transaction, $60 million aggregate principal amount of OTP’s 4.68% Series A Senior Unsecured Notes due February 27, 2029 (the “Series A Notes”) and $90 million aggregate principal amount of OTP’s 5.47% Series B Senior Unsecured Notes due February 27, 2044 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).  The Notes are expected to be issued on February 27, 2014, subject to the satisfaction of certain customary conditions to closing.

The Note Purchase Agreement states that OTP may prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount prepaid, together with accrued interest and a make-whole amount, provided that if no default or event of default under the Note Purchase Agreement exists, any optional prepayment made by OTP of (i) all of the Series A Notes then outstanding on or after November 27, 2028 or (ii) all of the Series B Notes then outstanding on or after November 27, 2043, will be made at 100% of the principal prepaid but without any make-whole amount.  In addition, the Note Purchase Agreement states the Company must offer to prepay all of the outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a change of control of OTP.

The Note Purchase Agreement contains a number of restrictions on the business of OTP that will be effective upon issuance of the Notes.  These include restrictions on OTP’s ability to merge, sell assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with related parties. The Note Purchase Agreement also contains affirmative covenants and events of default, as well as certain financial covenants.  Specifically, OTP may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 60% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter.  OTP is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, also determined as of the end of each fiscal quarter. The Note Purchase Agreement does not include provisions for the termination of the agreement or the acceleration of repayment of amounts outstanding due to changes in OTP’s credit ratings.  The Note Purchase Agreement includes a “most favored lender” provision generally requiring that in the event OTP’s existing credit agreement or any renewal, extension or replacement thereof, at any time contains any financial covenant or other provision providing for limitations on interest expense and such a covenant is not contained in the Note Purchase Agreement under substantially similar terms or would be more beneficial to the holders of the Notes than any analogous provision contained in the Note Purchase Agreement (an “Additional Covenant”), then unless waived by the Required Holders (as defined in the Note Purchase Agreement), the Additional Covenant will be deemed to be incorporated into the Note Purchase Agreement.  The Note Purchase Agreement also provides for the amendment, modification or deletion of an Additional Covenant if such Additional Covenant is amended or modified under or deleted from the credit agreement, provided that no default or event of default has occurred and is continuing.

OTP intends to use a portion of the proceeds of the Notes to retire OTP’s $40.9 million senior unsecured term loan.  The remaining proceeds of the Notes will be used to repay short-term debt of OTP, to pay fees and expenses related to the issuance of the Notes and for other general corporate purposes, including planned construction program expenditures.

The summary in this Item 1.01 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

J.P. Morgan Securities LLC (“JPMS”) acted as placement agent in connection with the Notes.  JPMS and certain of its affiliates have had, and may in the future have, investment banking and other commercial dealings with OTP, OTC and their other affiliates, for which JPMS or its affiliates have received and may in the future receive customary compensation. Such dealings have included the following: (i) J.P. Morgan Chase Bank, N.A. (“JPMorgan”), an affiliate of JPMS, is party to OTC’s Third Amended and Restated Credit Agreement dated as of October 29, 2012 (the “OTC Credit Agreement”), which creates a $150 million unsecured revolving credit facility that OTC can draw on to refinance certain indebtedness and support the operations of OTC and its subsidiaries; (ii) JPMorgan is party to OTP’s Second Amended and Restated Credit Agreement dated as of October 29, 2012 (the “OTP Credit Agreement”), which creates a $170 million unsecured revolving credit facility that OTP can draw on to support the working capital needs and other capital requirements of its operations; (iii) JPMS entered into a Distribution Agreement with OTC on May 14, 2012, pursuant to which OTC may offer and sell its common shares, par value $5.00 per share, from time to time through JPMS, as OTC’s distribution agent for the offer and sale of the shares, up to an aggregate sales price of $75,000,000; (iv) in connection with the offering and sale by OTC of $100,000,000 aggregate principal amount of its 9.000% Notes due 2016 in 2009, JPMS acted as a joint book-running manager; and (v) JPMorgan entered into a credit agreement with OTP dated as of March 1, 2013 providing for a $40.9 million term loan to OTP.  In addition, one of the Purchasers holds notes previously issued by OTP in a private placement offering.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above regarding OTP’s entry into the Note Purchase Agreement is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

4.1	Note Purchase Agreement dated as of August 14, 2013 between Otter Tail Power Company and the Purchasers named therein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: August 16, 2013
	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Note Purchase Agreement dated as of August 14, 2013 between Otter Tail Power Company and the Purchasers named therein.